                                                                    EXHIBIT 10.4


                                COMMERCIAL LEASE

                                       FOR

                         RIVER EXCHANGE OFFICE BUILDING

                      3295 River Exchange Drive, Suite 350
                             Norcross, Georgia 30092

                                  Prepared For:

                              TOWNE SERVICES, INC.

                                       By:

                  RIVER EXCHANGE ASSOCIATES LIMITED PARTNERSHIP

                          Dated: As of January 12, 1998

                        Space: 9,957Rentable Square Feet


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                                TABLE OF CONTENTS

1.       PREMISES.................................................................................................3

2.       TERM.....................................................................................................3

3.       RENT.....................................................................................................3

4.       ADJUSTMENT TO BASE RENT..................................................................................3

5.       LATE CHARGES.............................................................................................4

6.       SECURITY DEPOSIT.........................................................................................4

7.       RULES AND REGULATIONS....................................................................................4

8.       USE OF PREMISES..........................................................................................5

9.       OPERATING EXPENSES.......................................................................................5

10.      INDEMNITY; INSURANCE.....................................................................................7

11.      REPAIRS BY LANDLORD......................................................................................8

12.      REPAIRS BY TENANT; SURRENDER.............................................................................8

13.      ALTERATIONS..............................................................................................9

14.      REMOVAL OF TRADE FIXTURES................................................................................9

15.      SERVICES.................................................................................................9

16.      DESTRUCTION OF OR DAMAGE TO PREMISES....................................................................10

17.      GOVERNMENTAL ORDERS.....................................................................................11

18.      CONDEMNATION............................................................................................11

19.      ASSIGNMENT AND SUBLETTING...............................................................................11

20.      EVENTS OF DEFAULT.......................................................................................12

21.      LANDLORD'S REMEDIES UPON DEFAULT........................................................................12

22.      SIGNS...................................................................................................13

23.      LANDLORD'S ENTRY OF PREMISES............................................................................14

24.      EFFECT OF TERMINATION OF LEASE..........................................................................14

25.      MORTGAGEE'S RIGHTS......................................................................................14

26.      NO ESTATE IN LAND.......................................................................................15

27.      HOLDING OVER............................................................................................15

28.      ATTORNEY'S FEES.........................................................................................15

29.      RIGHTS CUMULATIVE.......................................................................................15


Tenant's Initials:___________

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
30.      WAIVER OF RIGHTS........................................................................................15

31.      AGENCY DISCLOSURE.......................................................................................15

32.      AGENT'S COMMISSION......................................................................................15

33.      LIMITATION OF AGENT'S SERVICES..........................................................................15

34.      ENVIRONMENTAL LAWS......................................................................................16

35.      TIME OF ESSENCE; GOVERNING LAW..........................................................................16

36.      DEFINITIONS.............................................................................................16

37.      NOTICES.................................................................................................17

38.      WAIVER..................................................................................................17

39.      COVENANT OF QUIET ENJOYMENT.............................................................................17

40.      LANDLORD'S LIABILITY....................................................................................17

41.      ASSIGNMENT OF RENTS AND TRANSFER OF TITLE...............................................................18

42.      ESTOPPEL CERTIFICATE....................................................................................18

43.      ENTIRE AGREEMENT........................................................................................18

44.      SPECIAL STIPULATIONS....................................................................................19

Tenant's Initials:_______
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                        SUMMARY OF PRIMARY BUSINESS TERMS

LANDLORD:                                            River Exchange Associates Limited Partnership, a Georgia limited partnership, having River Management,  Inc. as its sole general partner

LANDLORD'S NOTICE ADDRESS:                           River Exchange Associates Limited Partnership
                                                     c/o River Management, Inc.
                                                     Penthouse Suite, 25 New Chardon Street
                                                     Boston, MA 02114-4771
                                                     Attention: Robert A. Schlager, Treasurer
                                                     Phone: 617/523-3775; Fax: 617/523-3387

TENANT:                                              Towne Services, Inc., a Georgia corporation.

TENANT'S NOTICE ADDRESS:                             Prior to Commencement Date:
                                                     6621 Bay Circle, Suite 170
                                                     Norcross, Georgia 30071
                                                     Attention: Henry Baroco
                                                     Phone: 770-582-8351; Fax: 770-734-1682

                                                     After Commencement Date:
                                                     Suite 350
                                                     3295 River Exchange Drive
                                                     Norcross, Georgia 30092
                                                     Attention: Henry Baroco
                                                     Phone: ________________; Fax: ________________

PROPERTY:                                            3295 River Exchange Drive,
                                                     Norcross, Georgia 30092;
                                                     together with the office
                                                     building located thereon,
                                                     containing in the aggregate
                                                     110,512 total rentable
                                                     square feet (the
                                                     "Building"), and being more
                                                     particularly described on
                                                     Exhibit A hereto.

PREMISES:                                            Suite 350 containing an agreed upon 9,957 rentable square feet on the third floor of the Building, and depicted on Exhibit C attached hereto.

COMMENCEMENT DATE:                                   The earlier of February 1, 1998,  or the date on which Tenant takes occupancy of the Premises, unless the Commencement Date is postponed pursuant to Section 2 hereof.

EXPIRATION DATE:                                     January 31, 2003, as the same may be adjusted pursuant to Section 2 hereof.

INITIAL BASE RENT:                                   $184,204.50 per year ($18.50 per rentable square foot)

FUNDS DUE ON EXECUTION:                              First Month's Rent:               $15,350.38
                                                     Security Deposit:                 $15,350.38
                                                     TOTAL                             $30,700.76

TENANT'S SHARE:                                      Agreed to be 9.01%

SECURITY DEPOSIT:                                    $15,350.38

OPTIONS TO EXTEND:                                   See Exhibit G attached hereto.

AGENT:                                               The Bulfinch Companies, Inc.

AGENT'S NOTICE ADDRESS:                              3295 River Exchange Drive
                                                     Suite 150
                                                     Norcross, GA 30092
                                                     Attention: J. Michael Veazey



Tenant's Initials:_______
                                  Page 1 of 20

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
                                                     Phone: 770/368-4105; Fax: 770/368-4107

SUB-AGENT:                                           Grubb & Ellis Company

SUB-AGENT'S NOTICE ADDRESS:                          Suite 1200
                                                     400 Northridge Road
                                                     Atlanta, Georgia 30350
                                                     Attention: David Milstead
                                                     Phone: 770-552-2400; Fax: 770-552-2401




Tenant's Initials:_______
                                  Page 2 of 20

         THIS LEASE, made as of the 12th day of January, 1998, by and among RIVER EXCHANGE ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership (hereinafter called "Landlord"); and TOWNE SERVICES, INC., a Georgia corporation (hereinafter called "Tenant");

WITNESSETH:

1.       PREMISES

         Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter set forth to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the Premises. No easement for light or air is included in the Premises. In addition to the Premises, Tenant shall also have the following non-exclusive rights as appurtenances to the Premises: (i) the right of reasonable access to and from the Building and the Premises, and to and from any parking facilities located on the Property; and (ii) the right of reasonable access to and from, and the right to use, designated common areas of the Building and the Property as is reasonably afforded to all tenants of the Building. Landlord shall have the right, in its sole and absolute discretion, to enlarge, alter or otherwise deal with the common areas of the Building and the Property, including without limitation the parking areas and access roadways; provided, however, Tenant's appurtenant rights of access, parking and use set forth above will not be materially affected thereby.

2.       TERM

         Tenant shall have and hold the Premises for a term (the "Term") commencing on the Commencement Date, and terminating at midnight on the Expiration Date, unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit B, specifying the Commencement Date, and the Expiration Date. In the event Landlord is unable to deliver the Premises to Tenant on the anticipated Commencement Date set forth above due to the fact that the prior tenant does not timely vacate the Premises, or due to circumstances or conditions beyond the control of Landlord, then Landlord shall have no liability to Tenant for such delay, and the Commencement Date and the Expiration Date shall be postponed until such time as Landlord is able to deliver possession of the Premises to Tenant. Notwithstanding the foregoing, during the period of any postponement of the Commencement Date, and provided Tenant is not in possession of the Premises, Base Rent shall not accrue or become due and payable. If the Commencement Date is delayed beyond March 1, 1998, Tenant may, on or before March 10, 1998, terminate this Lease by written notice to Landlord.

3.       RENT

         Tenant agrees to pay to Landlord at Landlord's Notice Address, without demand, deduction or set-off, annual rent equal to the Base Rent, as adjusted from time to time pursuant to the terms hereof, payable in equal monthly installments in advance on the first day of each calendar month during the term hereof. The Base Rent initially payable hereunder shall be the "Initial Base Rent" set forth in the Summary of Primary Business Terms hereinabove. The Base Rent shall be adjusted from time to time as set forth in Section 4 below. Upon execution of this Lease, Tenant shall pay to Landlord the monthly Base Rent for the first full calendar month of the Lease Term. Base Rent and Additional Rent for any partial month during the Lease Term shall be pro-rated based on the number of days in such month, and Base Rent for any such partial month at the beginning of the Lease Term shall be paid on the Commencement Date. Landlord does not mail or otherwise distribute statements or bills for rent or other amounts due hereunder, except as may be expressly otherwise provided herein. It is Tenant's sole responsibility to ensure that payments are made and received when due. If any check received by Landlord from Tenant shall be dishonored, refused or returned, then in addition to Landlord's other remedies and rights, Tenant shall pay a $100.00 administrative charge, in addition to any late charges and the payment in respect of which the check was given. Tenant and Landlord agree that all amounts due hereunder, whether labeled Base Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations pursuant to the United States Bankruptcy Code, as may be amended from time to time, including further without limitation Section 502(b)(6) thereof.

4.       ADJUSTMENT TO BASE RENT

         Landlord and Tenant agree that the Base Rent set forth in Section 3 above shall be increased annually on each anniversary date of the Commencement Date. The new Base Rent as of each such anniversary shall be the lesser of (a) or (b), as follows: (a) multiply the Base Rent for the Lease Year which has just expired by a fraction,


Tenant's Initials:_______
                                  Page 3 of 20
the numerator of which is the Consumer Price Index for All Urban Consumers, United States City Average, All Items (1982-1984 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI Index") for the month of February of the year in which such anniversary date occurs and the denominator of which is the CPI Index for the month of February of the previous calendar year, or (b) multiply the Base Rent for the Lease Year which has just expired by 1.04. The term "Lease Year" as used herein, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, and any renewal or extension thereof, with the first Lease Year commencing on the Commencement Date (or on the first day of the next calendar month if the Commencement Date does not fall on the first day of a calendar month) and each Lease Year thereafter commencing immediately upon the expiration of the previous Lease Year. If the Bureau of Labor Statistics should discontinue the publication of the CPI Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices. In no event shall the Base Rent for any Lease Year be less than the Base Rent for the prior Lease Year. Landlord shall use reasonable efforts to notify Tenant in writing of the adjusted Base Rent for each Lease Year at least ten (10) days prior to the date on which the first installment of such adjusted Base Rent is due and payable, or as soon thereafter as is practicable. Failure by Landlord to notify Tenant of the adjusted Base Rent shall not prejudice Landlord's right to collect such adjusted Base Rent, nor shall Landlord be deemed to have forfeited or surrendered its right to collect such adjusted Base Rent.

5.       LATE CHARGES

         If Landlord fails to receive any payment when it becomes due, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to $250.00 The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. In addition, interest at a rate equal to ten percent (10%) per annum from the date on which such payment was due until such payment is received by Landlord, shall be due and payable as Additional Rent in addition to such amounts owed under this Lease.

6.       SECURITY DEPOSIT

         Tenant shall pay to Landlord the Security Deposit, upon execution of this Lease, which shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If any of the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder. Subject to the inspection provisions of the next sentence, the security deposit shall be refunded by Landlord at the expiration or sooner termination of this Lease, provided that all of Tenant's obligations under this Lease have been duly performed. Landlord shall inspect the Premises within five (5) days after Tenant vacates the Premises, and Landlord shall thereafter deliver to Tenant a statement of any damage to the Premises and the estimated reasonable cost to repair the same, and Landlord shall be entitled to retain from such security deposit an amount equal to such estimate, and any remainder shall be returned to Tenant, assuming that all Base Rent, Additional Rent and other charges payable by Tenant hereunder shall have been paid. The foregoing provisions shall in no way be construed to limit Tenant's liability for damage to the Premises or the Property.

7.       RULES AND REGULATIONS

         The Rules and Regulations attached hereto as Exhibit H are made a part of this Lease. Tenant agrees to perform and abide by those rules and Regulations and such other Rules and Regulations as may be made from time to time by Landlord in the exercise of its sole discretion provided such rules and regulations apply and are enforced uniformly against all tenants of the Building.

Tenant's Initials:_______
                                  Page 4 of 20

8.       USE OF PREMISES

         The Premises shall be used only for general office purposes. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant shall, in its use and maintenance of the Premises, comply with all laws, ordinances, codes, covenants and restrictions applicable to the Property, and shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building or on the Property. Except for latent defects and matters covered by Landlord's one year construction warranty, and except to the extent that Landlord has agreed to perform any "Landlord's Work," as shown on Exhibit D, TENANT IS LEASING THE PREMISES FROM LANDLORD IN THEIR CURRENT "AS IS" CONDITION, WITHOUT REPRESENTATION OR WARRANTY BY LANDLORD, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION AS TO THE SUITABILITY OR UTILITY OF THE PREMISES FOR TENANT'S INTENDED USES. TENANT REPRESENTS THAT IT HAS INSPECTED THE PREMISES AND THE COMMON AREAS OF THE PROPERTY, AND HAS FOUND THE SAME ACCEPTABLE FOR THE INTENDED USES. Landlord shall promptly undertake at its expense Landlord's Work. All construction performed by Landlord shall use new, first quality materials and shall be performed in a good and workmanlike manner. Landlord warrants Landlord's Work for a period of one year from the Commencement Date. Tenant shall promptly undertake at its expense the work described on Exhibit E hereto.

9.       OPERATING EXPENSES

         (a) Tenant agrees to reimburse Landlord, as Additional Rent hereunder, and under any extensions or renewals of this Lease, for Tenant's pro rata share of the annual Operating Expenses (as defined in subsection (b) below) of the Building and related common areas, including the parking areas, in excess of the amount of the per rentable square foot cost of the actual operating expenses for calendar year 1998 (hereinafter called the "Base Year Rate"). The Operating Expenses per rentable square foot of the Building shall be determined by dividing the total Operating Expenses incurred for the calendar year in question by the total number of rentable square feet in the Building; provided, however, that in any year during which the Building is less than ninety-five (95%) occupied (on an average basis) the annual Operating Expenses used to determine Tenant's share shall be adjusted to the amount which would have been incurred if the Building had been ninety-five percent (95%) occupied for the entire year, but in no event shall Landlord be reimbursed for more than the total Operating Expenses actually incurred during the year in question. Tenant's pro rata share of the excess Operating Expenses shall be determined by multiplying such excess amount by the number of rentable square feet contained within the Premises (hereinafter called "Tenant's Share"). Landlord and Tenant hereby agree that, for purposes of this Section 9, the rentable square footages of the Premises and the Building are set forth in the Summary of Primary Business Terms at the beginning of this document, and Tenant's Share shall be determined based on such amounts. If the size of the Building or the Premises is changed, the parties hereby agree to recalculate Tenant's Share following such change.

         (b) Operating Expenses shall be all those expenses of operating, servicing, managing and maintaining the Building and the Property in a first-class manner deemed by Landlord reasonable and appropriate and in the best interest of the tenants of the Building. Operating Expenses shall include, without limitation, the following:

                  (1) All taxes and assessments applicable to the Property and the Building, which shall include real and personal property ad valorem taxes, and any and all costs and expenses (including consultant's fees) incurred by Landlord in seeking a reduction of any such taxes and assessments. However, Tenant shall not be obligated for taxes on the net income from the operation of the Building, unless there is imposed in the future a tax on rental income on the Building in lieu of the real property ad valorem taxes, in which event such tax shall be deemed to be included in the Operating Expenses of the Building.

                  (2) Insurance, including, without limitation, liability, casualty, workers' compensations, comprehensive and any other coverage which Landlord deems appropriate for the Property and the Building.

                  (3) Utility charges for the operation of the Property and the Building including, without limitation, water, electricity, gas, heating, lighting, ventilation, sanitary sewer and air conditioning of the Building, but not including those utility charges separately metered and actually paid directly by any tenant.

                  (4) Janitorial and maintenance expenses, including:

Tenant's Initials:_______
                                  Page 5 of 20

                           (i)   The wages and  salaries  of all  employees
engaged in the operation and maintenance of the Building including the employer's social security taxes and any other taxes which may be levied on such wages and salaries, and including customary fringe benefits.

                           (ii)  Janitorial services and janitorial supplies and
other materials used in the operation and

maintenance of the Building.

                           (iii) The cost of maintenance and service agreements
on equipment, window cleaning, landscaping,

grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements.

                  (5) Management expense, including, without limitation, management fees and expenses whether paid to Landlord, if Landlord manages the Building, or to a third party management company.

                  (6) The costs, including interest, amortized over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time of its construction, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building and capital improvements designed to protect the health and safety of Tenants in the Building.

                  (7) All services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Property and the Building, including, but not limited to lobby and other common use areas and vehicular and pedestrian traffic areas, the parking areas, landscaped areas and all access ways to the Building.

         (c) As soon as practicable after December 31 of each year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement (including a statement of how such Operating Expenses were increased if the Building was less than 95% occupied during that calendar year) of such Operating Expenses per rentable square foot within the Building for the calendar year then ended. Tenant may have access to Landlord's records, during normal business hours and at the place where Landlord keeps such records, in order to audit or otherwise verify such expenses. If an audit discloses that Tenant has been overcharged by ten percent (10%) or more, then Landlord shall reimburse Tenant for the reasonable cost of such audit.

                  (1) On or before January 1 of each calendar year thereafter, Landlord shall provide Tenant a written estimate of Tenant's Share of annual excess Operating Expenses for the upcoming calendar year. Beginning with the first month of such calendar year, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 3 hereinabove, as Additional Rent hereunder, an amount equal to one-twelfth (1/12th) of the estimated Tenant's Share (as shown in Landlord's statement) of any excess Operating Expenses. In the event that at the end of any calendar year, Tenant has paid to Landlord an amount in excess of Tenant's Share of any actual excess Operating Expenses for such calendar year, Landlord shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, Landlord shall promptly refund such excess amount to Tenant; and in the event at the end of any calendar year Tenant has paid to Landlord less than Tenant's Share of any actual excess Operating Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement referred to above.

                  (2) For the calendar year in which this Lease terminates, and is not extended or renewed, the provisions of this section shall apply, but Tenant's Share for such year shall be subject to a pro rata adjustment based upon the number of full and partial calendar months of said calendar year prior to the expiration of the Term of this Lease and shall be computed by December 31 immediately preceding the expiration of the Term of this Lease as the Operating Expenses for such last calendar year. Tenant's Share for the final calendar year, if not fully paid with Tenant's monthly payments of Base Rent as provided herein, shall be paid to Landlord thirty (30) days after receipt of the applicable Operating Expense statement.

         (d) Notwithstanding the foregoing, Landlord agrees that if the aggregate cost of the expenses set forth in Subsections 9(b)(4), 9(b)(5), 9(b)(6) and 9(b)(7) above increase by more than five percent (5%) over the cost thereof for the prior year, Tenant shall be liable for Tenant's Share of only the first five percent (5%) of such increase.

Tenant's Initials:_______
                                  Page 6 of 20

10.      INDEMNITY; INSURANCE

         (a) To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising:
(i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises, except to the extent that any such claim arises from the gross negligence or wilful misconduct of Landlord; (ii) from any accident, injury or damage occurring outside of the Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

         (b) To the maximum extent this agreement may be made effective according to law, and provided Tenant has maintained the insurance required in subparagraph (c) below, Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from (i) any breach or default by Landlord under the terms of this Lease, or (ii) any accident, injury or damage occurring within the Premises or on the Property to the extent arising from a grossly negligent or otherwise tortious act or omission on the part of Landlord or Landlord's agents or employees or independent contractors, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

         (c) Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in section (a). Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice and shall be in at least the amount of $2,000,000, combined single limit, for bodily injury, death and damage to property, and a duplicate original or certificate thereof is annexed hereto as Exhibit F, and future certificates shall be delivered to Landlord from time to time.

         (d) Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's property and any alterations, additions or improvements installed by Tenant pursuant to this Lease, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments, and a policy of business interruption insurance in an amount equal to six (6) months of insurable operating expenses. Landlord, Agent and such other persons as are described above shall be named as additional insureds on each such policy. Landlord shall insure the Building, all leasehold improvements in the Premises (but excluding equipment, trade fixtures, personal property and any other items required to be insured by Tenant), all personal property of Landlord, and all fixtures not constituting trade fixtures on a "replacement cost" basis pursuant to industry standard insurance policies insuring such risks as are customary for landlord's similar to Landlord, and in any event meeting the requirements of any "Holder", as hereinafter defined, which insurance shall include loss of rents insurance equivalent to twelve months' rent, and shall carry liability insurance comparable to that required to be provided by Tenant and providing for such additional coverages, deductibles, co-insurance limits and other endorsements as Landlord may from tine to time deem appropriate. Tenant may, from time to time during the Term request that Landlord provide evidence of such insurance coverage, which shall consist of a reasonably satisfactory certificate of insurance.

Tenant's Initials:_______
                                  Page 7 of 20

         (e) Landlord and Tenant hereby agree, on behalf of themselves, their successors, assigns and subrogees, each to waive all liability against the other for any claims, losses or any damages relating to property and caused by fire or other insurable property peril that may have been caused by the fault or neglect of the other party or anyone for whom the other party may be legally responsible, to the extent insured or required by this Lease to be insured by the party waiving liability hereunder, less the first $25,000.00 of any deductible, and accordingly do hereby release each other from any and all liabilities and responsibilities and all rights of action against the other or owing to the other or anyone else claiming through or under or by way of subrogation or otherwise, for any loss or damage to property caused by fire or other insurable peril that may have been caused by the fault or neglect of the other party or anyone for whom such party may be legally responsible, but only to the extent insured or required by this Lease to be insured by the party waiving liability hereunder, less the first $25,000.00 of any deductible. Landlord and Tenant agree, further, that, to the extent available, the casualty policies, business interruption and other insurance covering of the Premises or the contents, fixtures and improvements therein shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. Any additional premium shall be paid by the party benefitted thereby.

         (f) To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

         (g) Insofar as, and to the extent that, the provisions hereof shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Georgia (even though extra premium may result therefrom), Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of all right of subrogation, and all rights based on assignment from its insured, against the other, or against the officers, directors, constituent partners or venturers, employees, invitees, licensees and concessionaires of the other (and, in the case of Tenant, against its subtenants) in connection with any loss or damage caused by any risk covered by such insurance.

11.      REPAIRS BY LANDLORD

         Landlord agrees to keep in good repair the Building's roof, foundations, exterior walls, common areas, structural portions and the Building's electrical, mechanical and plumbing systems, all to the extent that the same affects the Premises. Landlord shall in no event be responsible for repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its agents, employees or invitees. Landlord shall maintain the common areas surrounding the Building, including paving, the mowing of grass, care of shrubs and general landscaping. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to it which Landlord is required to repair. If Tenant fails to so report such condition, and the delay occasioned thereby increases Landlord's costs in making any repairs, then Tenant shall be responsible for those additional costs. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly provided in this Lease. Landlord shall not be liable for any failure to make repairs which, under the provisions of this section Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

12.      REPAIRS BY TENANT; SURRENDER

         (a) Tenant shall, through out the initial term of this Lease, and any extension or renewal thereof, at its expense, maintain the Premises, and all leasehold improvements and equipment therein, except those repairs expressly required to be made by Landlord hereunder. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Premises or the Building caused by the carelessness or neglect of Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to, any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of the Tenant, or (ii) the moving of any property into or out of the Premises; provided, however, if Tenant fails to make such repairs or replacements promptly after notice to do so, Landlord may, at its option, make the repairs and replacements and the reasonable cost of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of the Premises or Tenant's property, and for that of Tenant's employees, agents, contractors and

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

invitees. In the event that Tenant shall fail to perform any obligation or make any payment hereunder in a timely manner, without limitation of any other right Landlord may have under this Lease, Landlord may make such payment or cause such obligation to be performed, and Tenant shall pay the cost thereof as Additional Rent immediately upon demand.

         (b) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and broom-clean condition and in good order, condition and repair, excepting only damage by fire or other casualty, condemnation, or Landlord's negligent or wilful misconduct for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's equipment and property and shall repair any damages to the Premises or the Building caused by such removal. Any property of Tenant which shall remain in the Building or on the Premises after the expiration or termination of the term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, without liability and at Tenant's sole cost and expense.

13.      ALTERATIONS

         Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent shall not, subject to the following, be unreasonably withheld or delayed. Landlord's consent may be conditioned upon Tenant's agreement to remove such alterations, additions or improvements, and to restore the Premises to its prior condition, prior to the expiration of the Lease. Landlord's consent shall not be required for any alterations costing less than $25,000.00, provided that such alterations do not affect the structural integrity of the Building, and are otherwise made in compliance with this section. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 13 upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor reasonably approved by Landlord, free of any liens or encumbrances. Tenant shall remove any or all alterations, additions or improvements, the consent for which was conditioned upon removal, or which were constructed without Landlord's consent (whether such consent was required herein or not), at the termination of this Lease and shall restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions or improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's furniture or equipment. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such alterations, additions or improvements, furniture or equipment. Tenant will not permit or suffer any mechanics, materialmen's or other liens or claims to attach to the Property or to the leasehold interest created hereby, and without limiting any other rights Landlord may have, Tenant shall, immediately upon the filing of any such claim or lien, pay such amounts as may be necessary to remove the same, or provide such bonds or other security as may be required to remove the same.

14.      REMOVAL OF TRADE FIXTURES

         Tenant may prior to the expiration of this Lease, or any extension or renewal thereof, remove all trade fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

15.      SERVICES

         (a) The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 8:00 A.M. to 12:00 P.M. (Noon) on Saturday, except New Year's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day, Christmas Day and such other holidays designated by Landlord which shall be in keeping with the holidays customarily designated by landlords of first-class office buildings in metropolitan Atlanta, Georgia. Landlord shall furnish the following services during the normal hours of operation of the Building except as noted:

              (i)    Elevator service for passenger and delivery needs.

              (ii) Heat and air conditioning at a temperature of approximately 75 degrees Fahrenheit during summer operations and at a temperature of approximately 70 degrees Fahrenheit during winter operations, subject to governmental regulations.

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                                  Page 9 of 20

              (iii) Hot and cold running water for all Building standard restrooms and lavatories.

              (iv)   Soap, paper towels, and toilet tissue for public restrooms.

              (v) Janitorial service, which includes sanitizing, dusting, cleaning, mopping, vacuuming and removal of trash not requiring special handling, Monday through Friday.

              (vi) Electrical and mechanical maintenance services are provided Monday through Friday.

              (vii) Electric power, for small desk top types of machines, or hand held devices, such as personal computers, fax machines, copiers, typewriters, adding machines and recording machines, in each case using no more than 110 volts, 20 amp circuits.

              (viii) Electric lighting, at a level of at least 80 foot candles at desk height except in corridors or storage areas, and including the replacement of lamps and ballasts as needed.

              (ix) Repairs and maintenance, for maintaining in good order at all times, the exterior walls, windows, doors and roof of the Building; public corridors, stairs, elevators, storage rooms and restrooms; the air conditioning, electrical and plumbing systems of the Building; and the walks, paving and landscaping surrounding the Building.

              (x) General management, including supervision, inspections, record keeping, accounting, leasing and related management functions.

         (b) The services provided in subsection (a) herein, and the amount of Rent prescribed herein, are predicated on and are in anticipation of certain usage of the Premises by Landlord as follows:

              (i) Air conditioning design is based on sustained outside temperatures being no higher than 92 degrees Fahrenheit and no lower than 22 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 75 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed 4.0 watts per square foot.

              (ii) Electrical power usage and consumption is based on lighting of the Premises during normal business hours at a level of at least 80 foot candles at desk height, and power for the types of equipment permitted in subsection 15(a)(vii) above. Such heavier use items as electric heaters, bookkeeping machine, mainframe computers, data processing and duplicating equipment, stoves, refrigerators and the like shall not be used or installed except with the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion, and if Landlord consents to the use of such heavier use items, Landlord shall have the right to install measuring devices and to charge Tenant the cost of the installation thereof and for any excess electrical usage as specified in subsection
                     (iii) below.

              (iii) If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to install, at Tenant's cost, any devices necessary to measure such excess usage, and to charge Tenant as Additional Rent hereunder for the direct cost of such added services. In the event of disagreement as to the reasonableness of such charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

         (c) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption of the services referred to herein, regardless of the cause of such interruption, but Landlord shall exercise due care in furnishing adequate and uninterrupted services. Notwithstanding any contrary provisions set forth in this Lease, if any of the services provided by Landlord under this Lease are interrupted or discontinued due to the gross negligence or wilful misconduct of Landlord, and such interruption continues for a period of five (5) business days after written notice from Tenant of such interruption, then the Rent payable under this Lease shall abate to the extent


Tenant's Initials:_______
                                  Page 10 of 20
the Premises are thereby rendered untenantable. If such interruption continues for sixty (60) days or more, Lessee shall have the right and option of terminating the Lease at any time prior to restoration of the aforesaid services.

16.      DESTRUCTION OF OR DAMAGE TO PREMISES

         If the Premises are substantially destroyed by storm, fire, lightning, earthquake or other casualty, then at Landlord's option, which may be exercised within 30 days after such destruction, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If either the Premises are damaged, but not substantially, or Landlord shall not elect to terminate this Lease, rent shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore the Premises to substantially the same condition as they were in before such destruction (excluding alterations, additions and improvements made by Tenant) as speedily as is reasonably practicable, whereupon full rental shall recommence. Notwithstanding the foregoing, but subject to any waivers of subrogation provided by Landlord's insurer, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom). As used in this Paragraph 16, the term "substantially destroyed" shall mean damage to the Premises which renders the Premises untenantable and which, using due diligence in the making of repairs, will nevertheless require more than one hundred twenty
(120) days from the date of the casualty to complete repairs exclusive of any delays caused by force majeure or delays caused by Tenant, its employees, agents or independent contractors. In the event that the Premises is substantially destroyed, as so defined, Tenant shall also have the right and option, which may be exercised within thirty (30) days after such destruction, to terminate this Lease as of the date of such destruction.

17.      GOVERNMENTAL ORDERS

         Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority, other than those that are generally applicable to buildings similar to the Building and are not made necessary by reason of Tenant's manner of use of the Premises. Landlord agrees to comply with any such requirements to the extent that the same are generally applicable to buildings similar to the Building. It is mutually agreed, however, between Landlord and Tenant, that if, in order to comply with any such requirements which first become applicable or are promulgated or enacted after the date of this Lease, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then the party who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice, unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner reasonably satisfactory to the party giving notice.

18.      CONDEMNATION

         If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises (including all leasehold improvements paid for by Landlord) and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's property installed in the Premises by Tenant at Tenant's expense, or for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

19.      ASSIGNMENT AND SUBLETTING

         Tenant shall not, whether voluntarily, involuntarily, by operation of law or otherwise, (i) assign this Lease or any interest hereunder, (ii) sublet (which term, without limitation, shall include granting of concessions,


Tenant's Initials:_______
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

licenses and the like) the Premises or any part thereof, or (iii) permit the use of the Premises by any party other than the Tenant, without having first obtained the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which consent shall nevertheless not be required in connection with a merger, consolidation, share exchange, reorganization or sale of all or substantially all of Tenant's assets, or similar transactions or an assignment or subletting by Tenant to a parent, subsidiary, affiliation or party related to or under common ownership or control by, of, or with Tenant; provided, however, that Tenant shall remain liable following any assignment or subletting authorized under this Paragraph 19. If Tenant is a partnership, a withdrawal or change (voluntary, involuntary or by operation of law) of any partner owning 51% or more of the partnership, or the dissolution or liquidation of the partnership, shall be deemed an assignment of this Lease. If Tenant is a corporation, a dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of the controlling percentage of the capital stock of Tenant or the sale of fifty-one percent (51%) of the value of the assets of Tenant, shall be deemed an assignment of this Lease. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The foregoing provision shall not apply to corporations, the stock of which is regularly traded through an exchange or over the counter. Landlord shall not be required to consider any request for consent unless and until Tenant shall have furnished to Landlord (x) the current financial statements of the proposed assignee or sublessee, and (y) a reasonably detailed description of the business of the proposed assignee or sublessee, both of which shall be reasonably acceptable to Landlord using Landlord's then current underwriting guidelines. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in this section or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to the uses permitted in section 8. In the event of any sublease or assignment to which Landlord consents, Tenant shall pay to Landlord fifty percent (50%) of all net consideration (after deducting leasing commissions and tenant improvements) in excess of the rental due hereunder which Tenant receives from such assignee or sublessee.

20.      EVENTS OF DEFAULT

         The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (1) Tenant fails to pay the rental as provided for herein, and such failure continues for five (5) days; (2) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease, and Tenant shall fail to remedy the same as soon as practicable and in any event within thirty (30) days after notice to Tenant specifying such neglect or failure (or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity); (3) Tenant is adjudicated bankrupt; (4) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after such appointment; (5) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (6) Tenant makes an assignment for benefit of creditors or admits in writing its inability to pay its debts generally as they come due; or (7) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty
(30) days. If Tenant shall fail to perform any payment obligation with respect to which this section requires Landlord to give Tenant notice as a precondition to the existence of an Event of Default, and Landlord shall give such notice, Landlord shall not be required to give notice with respect to any similar failure occurring within the subsequent twelve month period as a precondition to the existence of an Event of Default.

21.      LANDLORD'S REMEDIES UPON DEFAULT'S

         (a) Upon the occurrence of an Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without notice or demand (except as may be required by applicable law), without prejudice to any other remedy herein provided or provided by law: (i) terminate this Lease by giving written notice to Tenant and, upon such termination, Tenant shall immediately surrender the Premises to Landlord


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                                  Page 12 of 20
as herein provided, failing which Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor, Tenant agreeing to pay to Landlord on demand the reasonable amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to re-let the Premises on satisfactory terms or otherwise; or (ii) terminate Tenant's right of possession of the Premises (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry (including the use of such force as may be permitted by law, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor; or (iii) enter upon the Premises, by such force as may be permitted by law, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. In the event of termination of this Lease, Landlord shall be entitled to recover from Tenant current damages in an amount equal to all rental and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages the rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's Event of Default.

         (b) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this section, annual payments by Tenant on account of Operating Expenses would be the same as the payments required for the immediately preceding year) for what would be the then unexpired term of this Lease if the same remained in effect, discounted to then present value using an interest rate equal to the then predominant "Prime Rate," as established by the Wall Street Journal, over the then fair gross rental value of the Premises for the same period, also discounted to then present value using the same interest rate. Tenant acknowledges (i) that the actual damages that Landlord may suffer as a result of an Event of Default are impossible to ascertain, and that the foregoing liquidated damage calculations are not a penalty or forfeiture, but are a reasonable approximation of such damages, and (ii) that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Official Code of Georgia Annotated Section 44-7-32, as well as any other rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         (c) In case of any Event of Default, and re-entry, termination of this Lease, termination of possessory rights (but not this Lease), expiration, dispossession by dispossessory proceedings or otherwise, Landlord may, as Tenant's agent (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable and necessary for the purpose of preserving or reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. If Landlord shall so re-enter the Premises, with or without termination of this Lease, Landlord may remove any or all of Tenant's property and equipment and store the same, without liability for damage thereto, at Tenant's sole cost and expense, all without being deemed guilty of any trespass. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Tenant shall pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation the fees and costs of Landlord's attorneys, experts, agents, architects and contractors.


Tenant's Initials:_______
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

         (d) Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

22.      SIGNS

         Tenant shall not paint or place signs, placards or other advertisements of any kind or character upon the windows or outside walls of the Premises, or within the common areas or on the roof of the Building, and shall place no such item within the Premises which would be visible from the exterior of the Premises, except with the consent of Landlord, which consent may be withheld in Landlord's sole, absolute and unfettered discretion. Landlord, at Tenant's sole cost, will place a sign identifying Tenant's business at the entrance to the Premises, and an entry in the Building directory, in each case in Building standard form.

Tenant's Initials:_______
                                  Page 14 of 20

23.      LANDLORD'S ENTRY OF PREMISES'S

         Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Premises to mortgagees and prospective mortgagees, purchasers or tenants, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on, in or about the Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof. In exercising its rights under this section, and except in case of emergency, Landlord shall endeavor to minimize interference with Tenant's business operations in the Premises.

24.      EFFECT OF TERMINATION OF LEASE

         No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent or other sums due hereunder for the period prior to termination thereof.

25.      MORTGAGEE'S RIGHTS'S

         (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any security deed now or hereafter encumbering the Property or any component thereof, to all advances made or hereafter to be made upon the indebtedness secured thereby, to all amendments, renewals, extensions and restatements of such security deed, and to any replacements and substitutions for such security deed; provided, however, as to any security deed encumbering the Property and granted by Landlord after the date hereof, the foregoing agreement by Tenant is conditioned upon receipt by Tenant of a non-disturbance agreement. Except when a non-disturbance agreement is required pursuant to the foregoing sentence, the terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any Holder. The term "Holder", as used in this Lease, refers to the holder(s) of the indebtedness secured by a security deed. Upon occupancy of the Premises by Tenant and payment of all sums required of Tenant upon execution of this Lease, Landlord shall endeavor to obtain from the current Holder a non-disturbance agreement for the benefit of Tenant; provided, however, the failure of Landlord to obtain such agreement shall not be a default by Landlord hereunder.

         (b) If any Holder elects to have this Lease superior to its security deed and signifies its election in the instrument creating its lien or by separate recorded instrument, then this Lease shall be superior to such security deed.

         (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any security deed covering the Property, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the holder of the security deed or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the Holder or such person. Tenant's obligation to attorn to such person shall


Tenant's Initials:_______
                                  Page 15 of 20
survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any Holder to realize on Landlord's interest in the Property pursuant to the powers granted to a Holder under its security deed, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any security deeds, any Holder its successors and assigns, may sell the Property in the manner provided in the security deed and may, at the option of such Holder, its successors and assigns, make such sale of the Property subject to this Lease.

26.      NO ESTATE IN LAND

         This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except as provided herein.

27.      HOLDING OVER

         If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at a rental rate equal to 150% of the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law.

28.      ATTORNEY'S FEES'S

         In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees to be fixed by the court in such action or proceeding. Furthermore, Landlord and Tenant agree to pay the attorney's fees and expenses of the other party to this Lease (either Landlord or Tenant) if it is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself.

29.      RIGHTS CUMULATIVE

         All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

30.      WAIVER OF RIGHTS

         No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

31.      AGENCY DISCLOSURE

         Landlord and Tenant hereby acknowledge that Agent has acted as an agent for Landlord in this transaction, and that Sub-Agent has acted as an agent for Tenant in this transaction, and that each will be paid a real estate commission by Landlord.

32.      AGENT'S COMMISSION'S

         Agent and Sub-Agent have rendered Landlord and Tenant a valuable service by assisting in the creation of the landlord-tenant relationship hereunder. The commissions to be paid in conjunction with the creation of the relationship by this Lease has been negotiated between Landlord, Agent and Sub-Agent, and Landlord hereby agrees to pay as compensation for their services in procuring this Lease and creating the aforesaid landlord-tenant relationship pursuant to a separate commission agreement. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage or expense suffered by Landlord as a result of any claim by any person other than Agent and Sub-Agent claiming that it is due a commission or fee on account of the Lease arising out of dealings or alleged dealings with Tenant or any of its agents, employees or contractors. The foregoing indemnity shall include without limitation all reasonable attorneys' fees and costs incurred by Landlord in the defense of such claim.


Tenant's Initials:_______
                                  Page 16 of 20

33.      LIMITATION OF AGENT'S SERVICES

         Tenant must look solely to Landlord as regards to all covenants, agreements and warranties herein contained, and Agent shall never be liable to Tenant in regard to any matter which may arise by virtue of this Lease. It is understood and agreed that the commissions payable to Agent under Section 32 above are compensation solely for Agent's services in assisting in the creation of the landlord-tenant relationship hereunder; accordingly, Agent is not obligated hereunder on account of payment of such commissions to furnish any management services for the Premises.

34.      ENVIRONMENTAL LAWS

         (a) Landlord represents to the best of its actual knowledge and belief, without having made any independent investigation, that the Premises are not in violation of any applicable Environmental Laws (as hereafter defined). Tenant represents, warrants and covenants that: (x) Tenant will under no circumstances maintain, allow, place, deposit, leave, release or store in, on or about the Premises, the Building or the Property any Hazardous Material, as hereinafter defined; and (y) Tenant is not in violation of any applicable Environmental Laws, as hereinafter defined, relating to or affecting its operations in the Premises. Tenant hereby indemnifies and agrees to defend and hold the Landlord harmless from and against any and all liens, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' and experts' fees and expenses) which may at any time (whether or not prior to or after expiration of the term of this Lease) be imposed upon, incurred by or asserted or awarded against the Landlord, the Premises, the Building or the Property arising from or out of (i) the release by Tenant of any Hazardous Materials at any time during the Term of this Lease on, in, under or affecting all or any portion of the Property, and (ii) the violation or alleged violation by Tenant during the term of this Lease of any Environmental Law with respect to the Property or any portion thereof. The foregoing indemnification shall include, without limitation (x) the cost of removal of any and all Hazardous Materials released by Tenant from all or any portion of the Property or any surrounding areas, (y) additional costs required as a result of such release or violation by Tenant to take necessary precautions to protect against the discharge, spillage, emission, leakage, seepage or release of Hazardous Materials on, in, under or affecting the Premises, the Building or the Property or into the air, water or soil, and (z) costs incurred as a result of such release or violation by Tenant to comply with Environmental Laws in connection with all or any portion of the Premises or any surrounding areas. In determining whether the Tenant is liable under this subsection (a), the term "Tenant" shall include Tenant and its agents, employees and independent contractors.

         (b) Notwithstanding any of the foregoing to the contrary, Tenant shall not be required to indemnify or hold the Landlord harmless from or against any such liens, damages, liabilities or the like to the extent that the same arise solely from acts or omissions of Landlord or any third parties for whose conduct Tenant is not responsible, occurring during any period in which Landlord or such third party was in possession of the Premises.

         (c) For purposes of this Lease, "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material now or hereafter defined as such, or as a hazardous substance, or any similar term, by or in the Environmental Laws. For purposes of this Lease, "Environmental Law" or "Environmental Laws" shall mean: (x) any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials as may now or at any time hereafter be in effect, including without limitation, the following as the same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Super Fund Amendments and Reauthorization Act of 1986, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act of 1983, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, the Hazardous Waste Management System, and the Occupational Safety and Health Act of 1970; and (y) any law, ordinance or regulation the primary purpose of which is to protect the quality of the environment.


35.      TIME OF ESSENCE; GOVERNING LAW


         Time is of the essence of this Lease. This Lease shall be governed by the laws of the State of Georgia.

Tenant's Initials:_______
                                  Page 17 of 20

36.      DEFINITIONS

         "Landlord" as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises. "Tenant" shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease. "Agent" shall include the undersigned, its successors, assigns, heirs and representatives, "Landlord", "Tenant" and "Agent" include male and female, singular and plural, corporation, a partnership or individual, as may fit the particular parties.

37.      NOTICES

         All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified, Registered or Express Mail, return receipt requested, postage prepaid. Notice to Tenant shall be delivered or sent to the Premises or to Tenant's Notice Address. Notices to Landlord, Agent and Sub-Agent shall be sent to their respective Notice Address, with copies in the case of notices to Landlord to James J. Williams, Esq., Marks & Williams, LLC, 7380 McGinnis Ferry Road, Suite 100, Suwanee, Georgia 30174. All such notices shall be effective when deposited in the United States Mail or with such courier or delivery service within the continental United States. Any party may change its notice address by giving all other parties a notice of the new address, which notice shall meet the requirements hereof.

38.      WAIVER

         Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

39.      COVENANT OF QUIET ENJOYMENT

         Tenant, subject to the terms and provisions of this Lease, on payment of the rent and additional charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

40.      LANDLORD'S LIABILITY'S

         (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord (original or successor) nor any partner of Landlord (nor any principal of any such partner) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor).

         (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to

Tenant's Initials:_______
                                  Page 18 of 20
any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

         (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause. Where provision is made in this Lease for Landlord's consent (with no requirement that Landlord not unreasonably withhold its consent) and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, then Tenant shall not be entitled to any damages for any withholding by Landlord of its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any reasonable expenses incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith without limitation.

         (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. In exercising its rights under this section, and except in case of emergency, Landlord shall endeavor to minimize interference with Tenant's business operations in the Premises.

41.      ASSIGNMENT OF RENTS AND TRANSFER OF TITLE

         (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

         (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         (c) Except as provided in subsection (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder provided such transferee shall have assumed all of Landlord's obligations under this Lease.

42.      ESTOPPEL CERTIFICATE

         Tenant, within ten (10) days from receipt of Landlord's written request, shall execute, acknowledge and deliver to Landlord a written statement certifying to Landlord, Landlord's lender and/or any proposed purchaser of the Premises, as requested, (a) that this Lease is in full force and effect, without modification (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) that there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against the Base Rent and Additional Rental (or if there are defaults, offsets counterclaims or deductions, describing the nature and amount of same); (c) the then current amount of Base Rent and Additional Rent and the dates to which the Base Rent and Additional Rental have been paid; (d) the commencement and expiration dates of the Lease; (e) whether Tenant has any options or other rights to extend the Lease, expand the Premises, or purchase the Premises; and (f) the amount of any security deposit; and (g) any other matters reasonably requested by Landlord.

43.      ENTIRE AGREEMENT

         The Summary of Primary Business Terms attached to the beginning of this document contain terms material to the landlord-tenant relationship created hereby and is a part of this Lease. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. The submission of this

Tenant's Initials:_______
                                  Page 19 of 20
document for examination or negotiation does not constitute an offer to lease or a reservation of, or option for the Premises, and this Lease shall become effective only upon the complete execution and delivery thereof by Landlord and Tenant, and upon the delivery by Tenant or all payments (and the collection and availability of such funds) and the delivery of such insurance policies, evidences of corporate authority or other matters as Landlord may reasonably require in connection herewith (such requirements being for the sole benefit of Landlord, and may be waived, in whole or in part, by Landlord in its sole and absolute discretion). Tenant represents that the signatory hereto on behalf of Tenant is fully authorized to bind Tenant, and that the certificate annexed hereto as Exhibit I is true and correct, and has not been modified as of the date hereof. This Lease may be executed in one or more counterparts, each of which shall for all purposes be deemed an original. Neither this Lease nor any memorandum hereof shall be offered or filed as a matter of public record.

44.      SPECIAL STIPULATIONS

         Any special stipulations are set forth in the attached Exhibit G. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, in triplicate, the date and year first above written.

Signed, sealed and delivered as            LANDLORD: RIVER EXCHANGE ASSOCIATES
to Landlord, in the presence of:           LIMITED PARTNERSHIP

                                           By: River Management, Inc., its sole
                                               general partner

/s/ Kellie N. Speed
------------------------------------
Witness                                         By: /s Robert A. Schlager
                                                   ----------------------------
                                                  Robert A. Schlager, Treasurer
                                                  Hereunto Duly Authorized

                                            TENANT: TOWNE SERVICES, INC.

Signed, sealed and delivered as to Tenant in the presence of:

                                                 By: /s/ Henry Baroco
                                                    ---------------------------
                                                 Name:  Henry Baroco
                                                 Title: President
                                                 Hereunto Duly Authorized

/s/ Michael Veasey                                          (CORPORATE SEAL)
--------------------------------------
Witness

/s/ Debbie A. Polcari
Debbie A. Polcari
Notary Public



Tenant's Initials:_______
                                  Page 20 of 20

                                    EXHIBIT A

                         [LEGAL DESCRIPTION OF PROPERTY]

         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 313 of the 6th District of Fulton County, Georgia, said tract or parcel being more particularly described as follows:

         To find the TRUE POINT OF BEGINNING, commence at the point of intersection of the northerly line of the right-of-way of Spalding Drive and the southwesterly line of the right-of-way of Holcomb Bridge Road if said lines were extended to form an angle instead of a curve, and running thence along the right-of-way line of Holcomb Bridge Road the following courses and distances:
North 43(Degree) 53' 59" West a distance of 464.12 feet to an iron pin; South 50(Degree) 25' 09" West a distance of 12.92 feet to an iron pin; North 43(Degree) 26' 19" West a distance of 120.21 feet to a point; and South 66(Degree) 54' 41" West a distance of 10.55 feet to an iron pin and the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING leaving the right-of-way line of Holcomb Bridge Road and running thence South 66(Degree) 54' 41" West a distance of 782.78 feet to an iron pin; running thence North 66(Degree) 57' 06" West a distance of 406.37 feet to an iron pin located on the southeasterly line of the right-of-way of River Exchange Drive; running thence along the southeasterly line of the right-of-way of River Exchange Drive the following courses and distances: along the arc of a curve to the right, said arc having a radius of 311.18 feet and being subtended by a chord having a bearing of North 33(Degree) 46' 12" East and a length of 376.86 feet, an arc distance of 404.81 feet to an iron pin; North 71(Degree) 02' 16" East a distance of 202.23 feet to an iron pin; along the arc of a curve to the left, said arc having a radius of 1200.00 feet and being subtended by a chord having a bearing of North 63(Degree) 42' 47" East and a length of 305.99 feet, an arc distance of 306.82 to an iron pin; South 33(Degree) 36' 43" East a distance of 10.00 feet to an iron pin; and North 56(Degree) 23' 17" East a distance of 47.00 feet to an iron pin located at the intersection of the southeasterly line of the right-of-way of River Exchange Drive with the southwesterly line of the right-of-way of Holcomb Bridge Road; running thence along the mitered corner of said intersection South 75(Degree) 43' 33" East a distance of 74.00 feet to an iron pin; running thence along said Holcomb Bridge Road right-of-way line and along the arc of a curve to the left, said arc having a radius of 6,258.946 feet and being subtended by a chord having a bearing of South 39(Degree) 34' 16" East and a length of 474.90 feet, an arc distance of 475.01 feet to an iron pin and the TRUE POINT OF BEGINNING.

         Said tract containing 9.8490 acres and being shown on that certain Above Ground "As Built" Survey, prepared for River Exchange Associates Limited Partnership, USG Annuity & Life Company and Chicago Title Insurance Company, dated July 27, 1987, last revised October ___, 1997, prepared by Travis N. Pruitt & Associates, P.C., bearing the certification of Travis N. Pruitt, Sr., Georgia R.L.S. No. 1729.

Tenant's Initials:_______

                                    EXHIBIT B

                          [COMMENCEMENT DATE AGREEMENT]

         The undersigned Landlord and Tenant do hereby each agree and certify to the other that the term of that certain Lease between Landlord and Tenant dated January 12, 1998 (the "Lease") commenced on the ___ day of _______________, 1998 (the "Commencement Date") and shall expire at 11:59 pm on the 31st day of January, 2003, unless extended or sooner terminated as specifically provided by the terms, conditions and provisions of the Lease.

         Tenant acknowledges that, from and after the Commencement Date, Tenant's Notice Address is:

                  Suite 350
                  3295 River Exchange Drive
                  Norcross, Georgia 30092
                  Attention: Henry Baroco
                  Phone: ________________; Fax: ________________

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement under seal, this the ___ day of January, 1998.



Signed, sealed and delivered              LANDLORD: RIVER EXCHANGE ASSOCIATES
as to Landlord in the presence of:        LIMITED PARTNERSHIP

                                          By:  River Management, Inc., its sole
                                               general partner

-------------------------------
Witness

                                          By:__________________________________
                                              Robert A. Schlager, Treasurer
                                              Hereunto Duly Authorized

                                           TENANT: TOWNE SERVICES, INC.

Signed, sealed and delivered as to Tenant in the presence of:
                                           By:_________________________________
                                           Name:  Henry Baroco
--------------------------------           Title: President
Witness                                    Hereunto Duly Authorized

                                                 (CORPORATE SEAL)


Tenant's Initials:_______

                                    EXHIBIT C

                                  [FLOOR PLAN]






Tenant's Initials:_______

                                    EXHIBIT D

                                [LANDLORD'S WORK]

         Subject to delays caused by "force majeure" and matters beyond the reasonable control of Landlord, and subject to any delays caused by Tenant, Landlord will use reasonable efforts to perform the work shown and described on the following plans and specifications, and to substantially complete the same on or before the Commencement Date, but Landlord shall have no liability for failure to so complete such Work on or before the anticipated Commencement Date. Tenant shall cooperate with Landlord and, in its use of the remaining portions of the Premises, shall not interfere with Landlord, in the performance of Landlord's Work:

         Those plans and specifications prepared for Tenant and the Premises by Crowley & Luckett Architects, Inc., dated November 23, 1997, last revised January 7, 1998 (the "Plans"), a copy of which is attached hereto as Exhibit "D-1", and additionally revised by hand on a full scale original and dated 1-14-98.

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                                    EXHIBIT E

                                 [TENANT'S WORK]

         All work shown on any revisions to the Plans, and all other work necessary to configure the Premises for Tenant's intended uses.





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


                                    EXHIBIT F

                             [INSURANCE CERTIFICATE]




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


                                    EXHIBIT G

                             [SPECIAL STIPULATIONS]

1. RENEWAL OPTION. (a) Tenant shall have the option to extend the Lease Term for a period of five (5) additional years ("Extension Term"), to commence at the expiration of the initial Lease Term. This option may be exercised only by written notice to Landlord at least one hundred eighty (180) days prior to the end of the initial Lease Term.

                         (b) If Tenant has exercised its option in subsection
         (a) above, Tenant shall have the option to extend the Lease Term for a period of five (5) additional years ("Second Extension Term"), to commence at the expiration of the Extension Term. This option may be exercised only by written notice to Landlord at least one hundred eighty (180) days prior to the end of the Extension Term.

                          (c) The terms and conditions of this Lease shall govern the Extension Term and the Second Extension Term, as the case may be, except (i) Base Rent shall be increased as set forth in subparagraph (d) hereinbelow, (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Second Extension Term, (iii) the leasehold improvements will be provided in their then-existing condition (on an "as-is" basis) at the commencement of the Extension Term or the Second Extension Term, as the case may be. Provided, however, Tenant may exercise the foregoing options to renew only if (1) the financial condition of Tenant is the same or better than it is on the date of this Lease, as evidenced by Tenant's financial statement not more than one year old, and (2) on both the date Tenant exercises this option and upon the expiration of the prior term of this Lease,
         (a) this Lease is in full force and effect and (b) Tenant is not in default under this Lease beyond any applicable grace or cure period. If Tenant shall fail to exercise this option to extend or conditions (1) and (2) are not entirely satisfied, this Lease shall expire at the expiration of the prior terms of this Lease and Tenant shall have no further right to extend this Lease.

                           (d) Within thirty (30) days after Tenant has exercised an option to extend the Lease, Landlord shall notify Tenant of the then current market rate for a lease of similar length and at similar premises to the Premises, and the rental rate for the Extension Term or the Second Extension Term, as the case may be, shall based on such market rate. At least ninety (90) days prior to the end of the prior term of the Lease, Landlord and Tenant shall have agreed, in writing, on the rental rate for the applicable extension, and if no such agreement is reached, then Tenant's exercise of this extension option shall be void and the Lease term shall end upon the expiration of the then current term of this Lease.

2. PARKING. The parking areas appurtenant to the Building shall permit free parking by Tenant's employees, customers and invitees.

3. EXPANSION OF PREMISES. Suite 320 of the Building, containing 1,880 rentable square feet in the location shown on EXHIBIT "G-1" attached hereto (the "Expansion Space"), is currently occupied by Accelerated Solutions Incorporated under a lease which terminates on May 31, 1998. The Expansion Space will be added to, and shall by deemed a part of, the Premises for the remainder of the Lease Term, on the earlier of (i) the day Tenant commences its occupancy of the Expansion Space, or (ii) thirty (30) days after the day on which Accelerated Solutions Incorporated vacates the Expansion Space (such earlier date being hereinafter referred to as the "Expansion Space Commencement Date"). From and after the Expansion Space Commencement Date, the Premises shall be deemed to contain 11,837 rentable square feet, the Initial Base Rent shall increase to 18,248.71 per month ($18.50) per rentable square foot), and Tenant's Share shall be increased to 10.71%. Base Rent for the Expansion Space shall be adjusted pursuant to Section 4 of the Lease on the same dates, and using the same CPI Index, as will be used to adjust Base Rent for the initial Premises. Landlord shall contribute $9,400.00 towards those tenant improvement costs actually incurred by Tenant with respect to the Expansion Space; all additional costs and expenses incurred by Tenant, or by Landlord at Tenant's request, for tenant improvements in the Expansion Space shall be the responsibility of Tenant. All tenant improvement work performed by or on behalf of Tenant in the Expansion Space shall performed in accordance with Sections 8 and 13 of the Lease. Landlord will make the Expansion Space available for tenant improvement work on the day after Accelerated Solutions Incorporated vacates the Expansion Space.


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


4. RIGHT OF FIRST REFUSAL. Landlord and Tenant acknowledge that Suite 360 on the 3rd floor of the Building contains 2,376 rentable square feet of space in the location shown on EXHIBIT "G-1" attached hereto (hereinafter the "Opportunity Space"). The Opportunity Space is currently under lease to Telecommunications Technology Corp. ("TTC"). Landlord grants to Tenant a right of first refusal to lease the Opportunity Space in accordance with, and subject to, the following terms and conditions:

                  (a) In the event Landlord obtains a written offer from a prospective tenant (including TTC) to lease all or any portion of the Opportunity Space after the termination of the TTC lease, and in the event Landlord desires to accept such offer, then Landlord shall submit to Tenant in writing all of the material terms and conditions of such proposed offer to lease (hereinafter referred to as the "Offer") and Tenant shall have the right and option to lease the Opportunity Space covered by the Offer upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord, but upon the same terms and conditions as this Lease and for a term expiring as of the Expiration Date. In the event the remaining months in the Lease Term or any extension thereof are less than the number of months in the term embodied in the Offer, then such free rent and leasehold improvement allowances shall be reduced to the amounts that bear the same ratio to the free rent and leasehold improvement allowances embodied in the Offer as the remaining months in the Lease Term bear to the number of months of the term embodied in the Offer.

                  (b) If Tenant shall elect to exercise its right to lease the Opportunity Space covered by the Offer, written notice of such election shall be given to Landlord within three (3) days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than fifteen (15) nor more than forty-five
         (45) days after the giving of notice thereof.

                  (c) Upon the exercise of its right to lease the Opportunity Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the Opportunity Space is a part of the Premises under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent as a result of the addition of such space. The right of first refusal contained in this paragraph 4 of these Special Stipulations to the Lease shall then terminate as to the balance of the Opportunity Space not leased by Tenant, if any.

                  (d) If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to offer such space to the prospective tenant, and if such transaction is consummated, Tenant's rights under this Section shall automatically terminate and be of no further force or effect. If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer within six (6) months after Landlord's submission of a copy of the Offer to Tenant, then this Section shall be applicable to any subsequent offer to lease the Opportunity Space or any portion thereof.

                  (e) The foregoing right of first refusal is conditioned upon this Lease being in full force and effect and there being no default under this Lease. If Tenant fails to exercise the foregoing right of first refusal as provided in and in strict accordance with the terms of this paragraph, or if the condition set forth in the first sentence of this subsection (e) is not entirely satisfied, the foregoing right of first refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

                  (f) Tenant shall not have the right to assign its right of first refusal to any sublessee of the Demised Premises or any portion thereof or to any assignee of this Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such right of first refusal.


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


                                    EXHIBIT H

                      BUILDING RULES AND AGREED REGULATIONS


 1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas of the Building shall not be obstructed by tenants or used by any tenant for any purpose other than ingress or egress to and from their premises and for going from one to another part of the building.

 2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

 3. No sign, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building, nor shall any part of the Building be defaced by tenants or their agents, servants, employees or invitees.

 4. Landlord will provide and maintain in the first floor (main lobby) of the building an alphabetical directory board for all tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

 5. All tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the building, including, but not limited to, installations of telephones, electrical devices and attachments, and any and all installations of every nature affecting floor, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the building.

 6. Movements in or out of the building of furniture or office equipment, or dispatch or receipt of any bulky material or merchandise which requires use of elevators or stairways, or movement through the building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by prearrangement before performance. Such prearrangement initiated by tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for any tenant, from time of entering upon the land to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

 7. Tenants shall notify the building manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the building manager, after written permission from the Landlord. Persons employed to move such property must be acceptable to Landlord.

 8.      Corridor doors, when not in use, shall be kept closed.

 9. Each tenant shall cooperate with Landlord's employees in keeping its premises neat and clean. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any damages to any property in the tenants' premises or otherwise to the building from any cause whatsoever.

10. To insure orderly operation of the building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any premises except by persons appointed or approved by Landlord in writing.

11. Should any tenant require Muzak or other communication or entertainment service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for heating without Landlord's prior written permission.



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


12. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the building or on common walls with adjacent tenants.

13. No Tenants shall make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing (including, without limitation, boxes, crates or excess trash) shall be swept into, disposed or deposited in the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, or about any tenant's premises. The garage and parking areas in and around the building shall be used solely for the temporary, transient parking of automobiles used by tenants.

15. No tenant shall place, install or operate on its premises or in any part of building, any engine, stove, or machinery, including, without limitations fans or refrigerating, heating or air conditioning equipment, or conduct mechanical operations or cook thereon or therein, or place or use in or about premises any explosives, or hazardous material without written consent of Landlord.

16. No portion of any tenant's premises shall at any time be used or occupied as sleeping or lodging quarters.

17. Landlord will not be responsible for lost or stolen personal property, money or jewelry from any tenant's premises or public areas (including, without limitation, garage areas) regardless of whether or not such loss occurs when such area is locked against entry.

18. Landlord reserves the right to close the building at 7:00 P.M. on weekdays and at 12:00 P.M. (Noon) on Saturdays, subject, however, to tenant's right to admittance under regulations prescribed by Landlord; and to require all persons entering the building after 6:00 P.M. weekdays and 12:00 P.M. (Noon) Saturdays to identify themselves to a watchman other representative of Landlord and establish their right to enter or leave the building. Landlord reserves the right to install an electronic entry system in the building. In the event Landlord so causes such electronic entry system to be installed in the building, Landlord will supply initial entry devices to tenants and may impose restrictions on the use thereof and additional rules and regulations relating thereto.

19. Each tenant shall, before leaving tenant's premises unattended, close and lock all outside doors and shut off all utilities; damages resulting from failure to do so shall be paid by the tenant.

20. Each tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of tenant's premises.

21. Canvassing, soliciting, and peddling in the building or garage facilities are prohibited.

22. There shall not be used in any space or in the public halls of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires.

23. No tenant shall permit any portion of its premises to be used as an office for a public secretarial service, for the sale of food, drink, liquor, tobacco or pornographic materials, for a barber or manicure shop, for retail sales to the general public, for an employment bureau or travel agency, for auctions or sale of personal property, nor shall any machine or device operated by insertion of a coin, token, or similar object for the purpose of amusement or skill be permitted inside or outside the premises unless such use is specifically described as a part of the sole permitted use.

24. Each tenant shall, unless otherwise expressly stipulated herein, be required to make all repairs of any kind and character on the tenant's premises during the term of such tenant's lease, except such repairs as may be required and executed by normal janitorial and maintenance operations.

25. Each tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects.

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

26. No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning repair or other work in any tenant's premises. Landlord's janitors shall not be hindered by any tenant or its agents, servants, employees or invitees after 5:30 P.M.

27. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees, or invitees.

28. Each tenant and its employees, agents and invitees, shall observe and comply with the driving and parking signs and markers on the premises surrounding the building. Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

29. Each tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets.

30. Any tenant employing laborers or others outside the building shall not have their employees paid in the building.

31. Without Landlord's express consent in writing, no tenant shall advertise the business, profession, or activities of such tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the building for any purpose other than that of the business address of tenant or use any picture or likeness of the building or the building name in any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapping material.

32. No tenant shall permit, erect and/or place drapes, furniture, fixtures, shelving display cases or tables, lights, signs, and advertising devices in front of or in the proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of such tenant's premises unless same shall have first been approved in writing by Landlord.

33. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon tenant in like manner as if originally herein prescribed.


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                                    EXHIBIT I

                          CERTIFICATE OF THE SECRETARY

                              TOWNE SERVICES, INC.

         The undersigned, being the duly elected, qualified and acting Secretary of Towne Services, Inc., a Georgia corporation, does hereby certify that, at a special meeting of the Directors of the corporation duly called and held on December ___, 1997, the following resolutions were unanimously adopted:

         RESOLVED:         That this corporation enter into a lease of certain
                           space, containing approximately 9,957 square feet, located at 3295 River Exchange Drive, Norcross,
                           Georgia, on such terms and conditions as the officer(s) executing and delivering the same shall in their sole and absolute discretion deem necessary or appropriate; and be it further

         RESOLVED:         That Henry M. Baroco, the President of this
                           corporation, be, and hereby is, authorized and directed to execute, acknowledge and deliver, on behalf of this corporation, one or more counterparts of such lease, the execution and delivery of such lease by such officer being conclusive evidence in favor of all parties of his approval of the terms and conditions thereof.

         The undersigned further certifies that (i) Henry M. Baroco, whose signature appears below, is the duly elected, qualified and acting president of this corporation, (ii) the charter documents and by-laws of this corporation are in full force and effect, and all applicable requirements have been complied with in the adoption of the foregoing Resolutions, and (iii) the foregoing Resolutions have not been repealed, amended or modified, and remained in full force and effect as of the date hereof.

                                                /s/ Henry Baroco
                                            -----------------------------------
                                            Title: President

         Signed and sealed this     day of December, 1997.
                               ----
                                                /s/ Cleve B. Shultz
                                             ----------------------------------
                                             Secretary

                                                  [Corporate Seal]



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